Exhibit 99.01

Xcel Energy Announces Cash Tender Offers for

Certain Outstanding First Mortgage Bonds Issued by

Northern States Power Company (a Minnesota corporation)

MINNEAPOLIS—(BUSINESS WIRE)—Xcel Energy Inc. (NASDAQ: XEL) (Xcel Energy) announced today the commencement of three separate offers (the Offers) to purchase for cash up to $345,000,000 aggregate principal amount of three series of first mortgage bonds (the Bonds) issued by Northern States Power Company, a Minnesota corporation (NSPM) and a wholly owned subsidiary of Xcel Energy. Subject to the Maximum Purchase Condition (as defined below), the series of Bonds that are purchased in the Offers will be based on the acceptance priority levels (each, an Acceptance Priority Level) set forth in the table below. If a given series of Bonds is accepted for purchase pursuant to the Offers, all Bonds of that series that are validly tendered will be accepted for purchase. No series of Bonds will be subject to proration pursuant to the Offers.

The Offers are made upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 15, 2025 relating to the Bonds (the Offer to Purchase) and the accompanying notice of guaranteed delivery (the Notice of Guaranteed Delivery and, together with the Offer to Purchase, the Tender Offer Documents). Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.

Acceptance Priority Level(1)	Title of Security	CUSIP Number	Par Call Date (2)	Maturity Date	Issuer	Principal Amount Outstanding	Reference Security(3)	Bloomberg Reference Page	Fixed Spread(3)
1	3.600% First Mortgage Bonds, Series due May 15, 2046	665772 CP2	November 15, 2045	May 15, 2046	Northern States Power Company, a Minnesota corporation	$350,000,000(4)	4.625% UST due November 15, 2045	PX1	+45 bps
2	4.00% First Mortgage Bonds, Series due August 15, 2045	665772 CN7	February 15, 2045	August 15, 2045	Northern States Power Company, a Minnesota corporation	$300,000,000	4.625% UST due November 15, 2045	PX1	+45 bps
3	4.125% First Mortgage Bonds, Series due May 15, 2044	665772 CL1	November 15, 2043	May 15, 2044	Northern States Power Company, a Minnesota corporation	$300,000,000	4.625% UST due November 15, 2045	PX1	+45 bps

(1)

Subject to the satisfaction or waiver of the conditions of the Offers described in the Offer to Purchase, if the Maximum Purchase Condition (as defined below) is not satisfied with respect to every series of Bonds, we will accept Bonds for purchase in the order of their respective Acceptance Priority Level specified in the table above (each, an Acceptance Priority Level, with 1 being the highest Acceptance Priority Level and 3 being the lowest Acceptance Priority Level). It is possible that a series of Bonds with a particular Acceptance Priority Level will not be accepted for purchase even if one or more series with a higher or lower Acceptance Priority Level are accepted for purchase.

(2)

For each series of Bonds in respect of which a par call date is indicated, the calculation of the applicable Total Consideration will be performed taking into account such par call date. See Annex A to the Offer to Purchase for an overview of the calculation of the Total Consideration (including the par call detail).

(3)

The Total Consideration for each series of Bonds (such consideration, the Total Consideration) payable per each $1,000 principal amount of such series of Bonds validly tendered for purchase will be based on the applicable Fixed Spread (as defined below) specified in the table above for such series of Bonds, plus the applicable yield (the Reference Yield) based on the bid-side price of the applicable U.S. Treasury reference security, as specified in the table above (as applicable to each such series of Bonds, the Reference Security) as quoted on the applicable Bloomberg page (with respect to each Reference Security, the Bloomberg Reference Page) as of 10:00 a.m. (New York City time) on December 19, 2025, unless extended with respect to the applicable Offer (such date and time with respect to an Offer, as the same may be extended with respect to such Offer, the Price Determination Date). The sum of the Fixed Spread and the Reference Yield is referred to as the Offer Yield. The formula for determining the Total Consideration is set forth on Annex A to the Offer to Purchase. The Total Consideration does not include the applicable Accrued Coupon Payment (as defined below), which will be payable in cash in addition to the applicable Total Consideration.

(4)	Includes $5,433,000 principal amount of such Bonds currently held by Xcel Energy that are not subject to the Offer with respect to such series.

The Offers will each expire at 5:00 p.m. (New York City time) on December 19, 2025, unless extended or earlier terminated (such date and time with respect to an Offer, as the same may be extended with respect to such Offer, the Expiration Date). Bonds tendered for purchase may be validly withdrawn at any time at or prior to 5:00 p.m. (New York City time) on December 19, 2025 (the Withdrawal Date), unless extended or earlier terminated with respect to any Offer.

For holders of Bonds (Holders) who deliver a Notice of Guaranteed Delivery and all other required documentation at or prior to the Expiration Date, upon the terms and subject to the conditions set forth in the Tender Offer Documents, the deadline to validly tender Bonds using the Guaranteed Delivery Procedures (as defined in the Offer to Purchase) will be the second business day after the Expiration Date and is expected to be 5:00 p.m. (New York City time) on December 23, 2025, unless extended with respect to any Offer (the Guaranteed Delivery Date).

The Settlement Date will be the third business day after the Expiration Date and is expected to be December 24, 2025, unless extended with respect to any Offer.

Upon the terms and subject to the conditions set forth in the Offer to Purchase, Holders whose Bonds are accepted for purchase in the Offers will receive the applicable Total Consideration for each $1,000 principal amount of such Bonds in cash on the Settlement Date. Promptly after 10:00 a.m. (New York City time) on December 19, 2025, the Price Determination Date, unless extended with respect to any Offer, Xcel Energy will issue a press release specifying the Offer Yield and Total Consideration for each series of Bonds accepted for purchase.

In addition to the applicable Total Consideration, Holders whose Bonds are accepted for purchase will receive a cash payment equal to the accrued and unpaid interest on such Bonds from and including the immediately preceding interest payment date for such Bonds to, but excluding, the Settlement Date (the Accrued Coupon Payment). The Accrued Coupon Payment in respect of Bonds accepted for purchase will be calculated in accordance with the terms of such Bonds. Interest will cease to accrue on the Settlement Date for all Bonds accepted in the Offers. Under no circumstances will any interest be payable because of any delay in the transmission of funds to Holders by the Depository Trust Company (DTC) or its participants.

Xcel Energy’s obligation to complete an Offer with respect to a particular series of Bonds validly tendered is conditioned on the satisfaction of conditions described in the Offer to Purchase, including that the aggregate principal amount purchased for the Offers (the Aggregate Purchase Amount) not exceed $345,000,000 (the Maximum Purchase Amount), and on the Maximum Purchase Amount being sufficient to include the aggregate principal amount of all validly tendered Bonds of such series (after accounting for all validly tendered Bonds accepted for purchase that have a higher Acceptance Priority Level) (the Maximum Purchase Condition). Xcel Energy reserves the right, but is under no obligation, to increase or waive the Maximum Purchase Amount, in its sole discretion subject to applicable law, with or without extending the Withdrawal Date. No assurance can be given that Xcel Energy will increase or waive the Maximum Purchase Amount. If Holders tender more Bonds in the Offers than they expect to be accepted for purchase based on the Maximum Purchase Amount and Xcel Energy subsequently accepts more than such Holders expected of such Bonds tendered as a result of an increase or waiver of the Maximum Purchase Amount, such Holders may not be able to withdraw any of their previously tendered Bonds. Accordingly, Holders should not tender any Bonds that they do not wish to be accepted for purchase.

If the Maximum Purchase Condition is not satisfied with respect to each series of Bonds, for (i) a series of Bonds (the First Non-Covered Bonds) for which the Maximum Purchase Amount is less than the sum of (x) the Aggregate Purchase Amount for all validly tendered First Non-Covered Bonds and (y) the Aggregate Purchase Amount for all validly tendered Bonds of all series, having a higher Acceptance Priority Level as set forth in the table above (with 1 being the highest Acceptance Priority Level and 3 being the lowest Acceptance Priority Level) than the First Non-Covered Bonds, and (ii) all series of Bonds with an Acceptance Priority Level lower than the First Non-Covered Bonds (together with the First Non-Covered Bonds, the Non- Covered Bonds), then Xcel Energy may, at any time on or prior to the Expiration Date:

(i)

terminate an Offer with respect to one or more series of Non-Covered Bonds for which the Maximum Purchase Condition has not been satisfied, and promptly return all validly tendered Bonds of such series, and any other series of Non-Covered Bonds, to the respective tendering Holders;

(ii)

waive the Maximum Purchase Condition with respect to one or more series of Non-Covered Bonds and accept all Bonds of such series, and of any series of Bonds having a higher Acceptance Priority Level, validly tendered; or

(iii)	if there is any series of Non-Covered Bonds with a lower Acceptance Priority Level than the First Non-Covered Bonds for which:

(a)	the Aggregate Purchase Amount necessary to purchase all validly tendered Bonds of such series, plus

(b)

the Aggregate Purchase Amount necessary to purchase all validly tendered Bonds of all series having a higher Acceptance Priority Level than such series of Bonds, other than any series of Non-Covered Bonds that has or have not also been accepted as contemplated by this clause (b), is equal to, or less than, the Maximum Purchase Amount, accept all validly tendered Bonds of all such series having a lower Acceptance Priority Level, until there is no series of Bonds with a higher or lower Acceptance Priority Level to be considered for purchase for which the conditions set forth above are met.

It is possible that a series of Bonds with a particular Acceptance Priority Level will fail to meet the conditions set forth above and therefore will not be accepted for purchase even if one or more series with a higher or lower Acceptance Priority Level are accepted for purchase.

If any series of Bonds is accepted for purchase pursuant to the Offers, all Bonds of that series that are validly tendered will be accepted for purchase. No series of Bonds will be subject to proration pursuant to the Offers.

For purposes of determining whether the Maximum Purchase Condition is satisfied, Xcel Energy will assume that all Bonds tendered pursuant to the Guaranteed Delivery Procedures will be duly delivered at or prior to the Guaranteed Delivery Date and Xcel Energy will not subsequently adjust the acceptance of the Bonds in accordance with the Acceptance Priority Levels if any such Bonds are not so delivered. Xcel Energy reserves the right, subject to applicable law, to waive the Maximum Purchase Condition with respect to any Offer.

The Offers are subject to the satisfaction of these conditions and certain other conditions. Xcel Energy reserves the right, subject to applicable law, to waive any and all conditions to any Offer. If any of the conditions is not satisfied, Xcel Energy is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Bonds, in each event subject to applicable laws, and may terminate or alter any or all of the Offers. The Offers are not conditioned on the tender of any aggregate minimum principal amount of Bonds of any series (subject to minimum denomination requirements as set forth in the Offer to Purchase), and none of the Offers is conditioned on the consummation of any of the other Offers.

If Xcel Energy terminates any Offer with respect to one or more series of Bonds, it will give prompt notice to the Information and Tender Agent, and all Bonds tendered pursuant to such terminated Offer will be promptly returned to the tendering Holders thereof.

Holders are advised to check with any bank, securities broker or other intermediary through which they hold Bonds as to when such intermediary would need to receive instructions from a beneficial owner in order for that Holder to be able to participate in, or withdraw their instruction to participate in the Offers before the deadlines specified herein and in the Offer to Purchase. The deadlines set by any such intermediary and DTC for the submission and withdrawal of tender instructions will also be earlier than the relevant deadlines specified herein and in the Offer to Purchase.

Information Relating to the Tender Offer

U.S. Bancorp Investments, Inc. is serving as Dealer Manager in connection with the Offers. D.F. King & Co., Inc. is serving as Tender and Information Agent in connection with the Offers. Questions regarding the terms and conditions for the Offers should be directed to U.S. Bancorp Investments, Inc., at (917) 558-2756 (collect) or (800) 479-3441 (toll-free). Copies of the Offer to Purchase or any other documents are available at www.dfking.com/XCEL or by contacting D.F. King & Co., Inc. via email at xcel@dfking.com or by phone at (888) 887-0082 (toll-free) or (646) 759-4552 (banks and brokers).

None of Xcel Energy, its affiliates, the Dealer Manager, D.F. King & Co., Inc. or the trustee with respect to any series of Bonds makes any recommendation to any holder whether to tender or refrain from tendering any or all of such holder’s Bonds or how much they should tender, and none of them has authorized any person to make any such recommendation. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisors and make their own decisions with respect to the Offers.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities. The Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

The full details of the Offers, including complete instruction on how to tender Bonds, are included in the Offer to Purchase. The Offer to Purchase contains important information that should be read by holders of Bonds before making a decision to tender any Bonds. The Offer to Purchase may be obtained from D.F. King & Co., Inc., free of charge, by calling (888) 887-0082 (toll-free) or (646) 759-4552 (banks and brokers), or emailing at xcel@dfking.com.

About Xcel Energy

Xcel Energy (NASDAQ: XEL) provides the energy that powers millions of homes and businesses across eight Western and Midwestern states. Headquartered in Minneapolis, the company is an industry leader in responsibly reducing carbon emissions and producing and delivering clean energy solutions from a variety of renewable sources at competitive prices.

This press release contains forward-looking statements regarding, among other things, Xcel Energy’s expectations regarding the Offers. Xcel Energy cannot be sure that it will complete the Offers or, if it does, on what terms it will complete the Offers. Forward-looking statements are based on current beliefs and expectations and are subject to inherent risks and uncertainties, including those discussed under the caption “Cautionary Statement Regarding Forward-Looking Statements” in the Offer to Purchase. The forward-looking statements speak only as of the date of release, and Xcel Energy is under no obligation to, and expressly disclaims any such obligation to update or alter its forward-looking statements, whether as the result of new information, future events or otherwise, except as may be required by law.